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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2004

Mrs. Fields Famous Brands, LLC
(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	333-115046 (Commission File Number)	80-0096938 (IRS Employer Identification No.)
2855 East Cottonwood Parkway, Suite 400 Salt Lake City, Utah (Address of principal executive offices)		84121-7050 (Zip Code)

Registrant's telephone number, including area code (801) 736-5600

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events and Regulation FD Disclosure.

        Mrs. Fields Famous Brands, LLC and its subsidiary, Mrs. Fields Financing Company, Inc., issued a press release, dated July 26, 2004, announcing that they have commenced an offer to exchange an aggregate principal amount of up to $115,000,000.00 of their 11 1/2% Senior Secured Notes due 2011, which have been registered under the Securities Act of 1933, as amended, for a like principal amount of their issued and outstanding 11 1/2% Senior Secured Notes due 2011 from the registered holders thereof, and an aggregate principal amount of up to $80,747,000.00 of their 9% Senior Secured Notes due 2011, which have been registered under the Securities Act of 1933, as amended, for a like principal amount of their issued and outstanding 9% Senior Secured Notes due 2011 from the registered holders thereof.

        The exchange offer will expire at 5:00 p.m., New York City time, on August 23, 2004, unless extended.

        The press release is attached hereto as Exhibit 99.1 and incorporated herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit 99.1	Press Release of the Registrant, dated July 26, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MRS. FIELDS FAMOUS BRANDS, LLC
By: /s/ MICHAEL R. WARD Name: Michael R. Ward Title: Executive Vice President, General Counsel and Secretary

Dated: July 26, 2004

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES